EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

      Richard Sneider            or             Ehren Lister
      Chief Financial Officer                   Account Executive
      Kopin Corporation                         Sharon Merrill Associates, Inc.
      (508) 824-6696                            (617) 542-5300
      rsneider@kopin.com			elister@investorrelations.com


                KOPIN ANNOUNCES IMPROVED THIRD-QUARTER OUTLOOK
CYBERDISPLAY AND III-V BUSINESSES BETTER THAN PROJECTED; FOURTH QUARTER GROWTH
                                   EXPECTED

TAUNTON, MASS., SEPTEMBER 24, 2001 - Kopin Corporation (Nasdaq: KOPN) today announced that it expects financial results for the third quarter to exceed the Company's previous expectations.

Kopin anticipates that total revenue for the three months ending September 30, 2001 will range between $11.6 million and $12.0 million, which represents sequential growth of more than 25 percent. CyberDisplay revenue is expected to range between $6.3 million and $6.5 million, while revenue from III-V products should range between $5.1 million and $5.3 million. Contract revenue is expected to be approximately $0.2 million. Based on those figures, the Company anticipates a net loss of between $(0.15) and $(0.17) per share.

"In both our III-V and CyberDisplay businesses, we are seeing sequential revenue growth that is stronger than anticipated," said Dr. John C.C. Fan, Kopin's chairman and chief executive officer. "We have seen continued orders from our newer HBT customers, coupled with a resurgence of business from some of the larger wireless customers with whom we have had long-term relationships. In addition, demand for our CyberDisplay from customers including Matsushita, JVC and Samsung continues to be strong and we continue to expand our penetration into new models and applications. Although the current economic environment is volatile, we are forecasting continued sequential revenue growth and further improved operating results in the fourth quarter. We will provide a more detailed outlook during our third-quarter conference call, scheduled for October 22, 2001."



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                                                                    About Kopin

Kopin is a leading developer and manufacturer of high-resolution, flat panel display products and HBT wafers for telecommunications and digital imaging applications that enhance the delivery and presentation of video, voice and data. The Company has combined advanced AMLCD and integrated circuit technology to produce its CyberDisplay(TM) family of ultra-small, high-density imaging devices. The Kopin CyberDisplay family has won many international awards for innovation in the past two years, and now includes the CyberDisplay 1280, 640C, 640M, 320 and 320C - providing OEMs with powerful, high-quality display solutions for devices ranging from consumer electronics such as camcorders and digital cameras to next-generation Internet wireless handsets. Telecommunication providers are using Kopin's HBT transistor wafers for power amplifier circuits used in wireless digital phones, and gigabit circuits for broadband and Internet data transmission. For more information, please visit Kopin's Web site at www.kopin.com.

CYBERDISPLAY IS A TRADEMARK OF KOPIN CORPORATION.

Statements in this news release about Kopin Corporation's improved outlook for the 2001 third quarter and outlook for the fourth quarter may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the flat panel display and gallium arsenide integrated circuit and materials industries, the impact of competitive products and pricing, availability of third-party components, availability of integrated circuit fabrication facilities, cost and yields associated with production of the Company's CyberDisplay imaging devices and HBT transistor wafers, loss of significant customers, acceptance of the Company's products, continuation of strategic relationships and other risk factors and cautionary statements listed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000.